                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                             INTEREST RATE MARGIN
                                 (unaudited)                         EXHIBIT 99B

                                                                                    As of
                                                        -----------------------------------------------------------------
                                                        Sept. 30,      June 30,    March 31,       Dec. 31,    Sept. 30,
                                                          1997           1997        1997            1996        1996
                                                        ---------      --------    ---------       --------    ---------
Weighted average rate:

    Loans receivable, net                                   7.79%         7.73%        7.68%          7.68%        7.64%
    Mortgage-backed securities, net                         6.76%         6.78%        6.73%          6.77%        6.69%
                                                        ---------      --------    ---------       --------    ---------
       Total loans and MBS                                  7.62%         7.58%        7.52%          7.52%        7.49%

    Federal funds sold and assets purchased
       under resale agreements                              6.61%         6.49%        5.66%          6.67%        6.06%
    Other investments                                       7.46%         8.41%        8.51%          8.37%        8.95%
                                                        ---------      --------    ---------       --------    ---------
       Total investments                                    6.89%         7.10%        6.51%          7.27%        6.82%
                                                        ---------      --------    ---------       --------    ---------
    Total loans, MBS and investments                        7.58%         7.55%        7.46%          7.51%        7.45%
                                                        =========      ========    =========       ========    =========

Weighted average rate:

    Deposits - daily access                                 2.69%         2.76%        2.88%          3.01%        3.01%
    Deposits - certificates                                 5.46%         5.46%        5.47%          5.47%        5.44%
                                                        ---------      --------    ---------       --------    ---------
       Total deposits                                       4.30%         4.37%        4.48%          4.56%        4.57%

    Securities sold under agreements to repurchase          5.65%         5.66%        0.00%          5.69%        5.46%
    FHLB borrowings                                         5.67%         5.72%        5.66%          5.72%        5.66%
    Other borrowings                                        8.75%         7.78%        7.76%          7.76%        7.63%
                                                        ---------      --------    ---------       --------    ---------
       Total borrowings                                     5.66%         5.72%        5.66%          5.72%        5.64%
                                                        ---------      --------    ---------       --------    ---------

    Total deposits and borrowings                           4.82%         4.87%        4.90%          4.99%        4.96%
                                                        =========      ========    =========       ========    =========

Interest rate spread                                        2.76%         2.68%        2.56%          2.52%        2.49%
                                                        =========      ========    =========       ========    =========

Adjusted Interest Rate Spread                               2.88%         2.79%        2.73%          2.67%        2.66%
                                                        =========      ========    =========       ========    =========

                                                                                 Quarter Ended
                                                        ----------------------------------------------------------------
                                                        Sept. 30,      June 30,     March 31,      Dec. 31,    Sept. 30,
                                                           1997          1997         1997           1996        1996
                                                        ---------      --------    ---------       --------    ---------
Weighted average yield:
    Loans receivable, net                                   7.70%         7.62%        7.61%          7.60%        7.57%
    Mortgage-backed securities, net                         6.67%         6.71%        6.63%          6.73%        6.59%
                                                        ---------      --------    ---------       --------    ---------
       Total loans and MBS                                  7.54%         7.47%        7.44%          7.45%        7.41%

    Federal funds sold and assets purchased
       under resale agreements                              5.85%         5.79%        5.55%          5.52%        5.54%
    Other investments                                      10.33%         8.21%        9.18%          8.77%        9.63%
                                                        ---------      --------    ---------       --------    ---------
       Total investments                                    7.26%         6.60%        6.56%          6.43%        6.65%
                                                        ---------      --------    ---------       --------    ---------

    Total loans, MBS and investments                        7.52%         7.42%        7.37%          7.39%        7.36%
                                                        =========      ========    =========       ========    =========

Weighted average cost:

    Deposits - daily access                                 2.72%         2.72%        2.99%          3.01%        3.00%
    Deposits - certificates                                 5.45%         5.47%        5.49%          5.47%        5.47%
                                                        ---------      --------    ---------       --------    ---------
       Total deposits                                       4.33%         4.40%        4.54%          4.56%        4.60%


    Securities sold under agreements to repurchase          5.66%         5.65%        5.55%          5.61%        5.46%
    FHLB borrowings                                         5.75%         5.78%        5.67%          5.66%        5.77%
    Other borrowings                                        3.73%         3.84%        3.86%          3.24%        3.42%
                                                        ---------      --------    ---------       --------    ---------
       Total borrowings                                     5.71%         5.75%        5.66%          5.63%        5.71%
                                                        ---------      --------    ---------       --------    ---------

    Total deposits and borrowings                           4.86%         4.89%        4.94%          4.95%        4.99%
                                                        =========      ========    =========       ========    =========

Yield-cost spread                                           2.66%         2.53%        2.43%          2.44%        2.37%
                                                        =========      ========    =========       ========    =========

Effective Net Spread  /1/                                    2.78%         2.67%        2.59%          2.61%        2.56%
                                                        =========      ========    =========       ========    =========

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   /1/ The effective net spread for a period is net interest income during the period divided by average interest-earning assets during the period. The adjusted interest rate spread as of a particular date is net interest income annualized at the rates in effect on such date divided by the balance of interest earning assets as of such date.